EXHIBIT 10.9

                                LICENSE AGREEMENT


         THIS AGREEMENT made and entered into as of the tenth day of November, 1999 (this "AGREEMENT"), by and between DUKE UNIVERSITY, a North Carolina not-for-profit corporation organized under the laws of North Carolina (the "LICENSOR"), having its principal office at Durham, North Carolina 27708, and CELSION CORPORATION, a corporation organized under the laws of Maryland (the "LICENSEE"), having its principal office at Columbia, MD.

         WHEREAS, David Needham and Mark Dewhirst (the "DISCLOSERS"), employees of LICENSOR, have filed an Invention Disclosure Form that has been assigned Duke University Office of Science and Technology file number 1544 relating to a method whereby encapsulated chemotherapeutic drugs and other agents can be caused to be released by the local application of heat; and

         WHEREAS, LICENSOR represents that it is the sole owner of the entire right, title and interest in and to the HEAT TRIGGERED DELIVERY TECHNOLOGY (as hereinafter defined) and PATENT RIGHTS related thereto (as hereinafter defined); and

         WHEREAS, LICENSOR has the right to grant licenses to said HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS and wishes to have the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS utilized in the public interest; and

         WHEREAS, LICENSEE represents that it owns proprietary technology that may allow it to develop HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS into products that will be useful in the treatment of disease; and

         WHEREAS, LICENSEE wishes to obtain a license to develop the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS into such useful products;

         NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:


                             ARTICLE 1 - DEFINITIONS

         1.01 - For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth hereinafter in capital letters shall be defined as follows:

         a. "AFFILIATE" shall mean any corporation, partnership or other entity at least fifty percent (50%) of whose voting or other capital stock is owned or controlled, directly or indirectly, by a party.

         b. "FIELD" shall mean the use of the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS in thermally sensitive formulations designed to release, activate, or express pharmaceutically active agents locally, such release, activation, or expression being initiated by local application of heat and being made for the purpose of treating any disease or altering a physiological process in animals, including, without restriction, in humans.


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         c. "HEAT TRIGGERED  DELIVERY  TECHNOLOGY"  shall mean PATENT RIGHTS and know-how related to the use in the FIELD of liposomes that contain pharmacologically active agents at normal body temperature and that can be induced to release said agents locally by the local application of heat as heretofore conceived and/or reduced to practice by DISCLOSERS as evidenced by written records, including, without limitation, Duke University Office of Science & Technology File #1544.

         d. "PATENT RIGHTS" shall mean all existing and presently being drafted US and Foreign patent applications relating to Duke University Office of Science and Technology file number 1544. The parties agree that all such existing and presently being drafted applications are US Patent Application Serial #09/099688 and PCT application US99/12964 designating all countries of the EPO, Australia, Canada, and Japan. In addition PATENT RIGHTS shall mean all U.S. and foreign patent application(s) hereafter issuing on any such existing patent application, substitutes, continuations, divisionals, or reissues thereof.

         e. "LICENSED PRODUCT" shall mean any product which is produced or sold by or on behalf of LICENSEE, its AFFILIATES or sublicensees that utilizes the HEAT TRIGGERED DELIVERY TECHNOLOGY or PATENT RIGHTS or that is covered by one or more claims of the PATENT RIGHTS, and which is intended for use in, or is used in, the FIELD.

         f. "ALLIANCE FEES" shall include upfront cash fees, sublicensing fees, periodic maintenance fees, and other cash payments or non-cash consideration actually received by LICENSEE pursuant to the formation, maintenance, extension or continuation of a DEVELOPMENT ALLIANCE. ALLIANCE FEES shall not include amounts received by LICENSEE in the form of research and development funding, equity investments, performance-based research milestones, royalties on net sales, sales bonuses, commercialization or development milestones, or fees for hiring subcontractors to manufacture all or components of the LICENSED PRODUCTS.

         g. "DEVELOPMENT ALLIANCE" shall mean any strategic alliance, partnership, joint venture, sublicense arrangement, manufacturing arrangement, or other business relationship between LICENSEE and another commercial party or parties which involves the development of LICENSED PRODUCTS based on HEAT TRIGGERED DELIVERY TECHNOLOGY or the PATENT RIGHTS.

         h. "NETSALES" shall mean the aggregate United States dollar equivalent of gross revenues paid LICENSEE, its AFFILIATES and sublicensees from or on account of the sale or distribution of LICENSED PRODUCTS to third parties who are not AFFILIATES of LICENSEE, less a provision, determined under generally accepted accounting principles in the United States for, first, shipping, handling, trade, cash, prompt payment and/or quantity discounts or rebates (other than price discounts granted at the time of invoicing and which are included in the determination of gross revenues from sales); and, second, credits or allowances, if any, actually made or granted (prospectively or retroactively) on account of price adjustments, recalls, rejection or return of, or on account of uncollectible amounts on, LICENSED PRODUCT previously sold, including Medicare or other similar rebates or discounts; and, third, credits or allowances given or made for wastage replacement or indigent patient programs;


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            NET SALES shall not  include  any  transfer  between  LICENSEE,  its
            AFFILIATES or sublicensees, on the one hand, and any of their AFFILIATES or sublicensees, on the other hand, for resale, but shall include the resale price to a third party payable to such AFFILIATES or sublicensees.

            If LICENSEE or any of its AFFILIATES or sublicensees sells any LICENSED PRODUCT to a distributor which is not an AFFILIATE of LICENSEE, the gross revenues derived by or payable to LICENSEE, such AFFILIATE or sublicensee on account of such sale shall be the gross revenues received by LICENSEE or such AFFILIATE or sublicensee from the sale of such LICENSED PRODUCTS to such distributor. If such distributor is an AFFILIATE of LICENSEE, then gross revenues derived by or payable to LICENSEE, such AFFILIATE or sublicensee from the sale of such LICENSED PRODUCTS shall be those received from the sale of such LICENSED PRODUCTS to the first third party which is not an AFFILIATE of LICENSEE.

            If any LICENSED PRODUCT is sold as part of a system, package or combination product wherein other components are or have been sold as separate products not dependent on such LICENSED PRODUCT, NET SALES for the purpose of calculating payments under Section 4.01 hereof shall be calculated by multiplying the NET SALES of the combination product by the fraction A/B, where "A" is the average unit price of such LICENSED PRODUCT when sold separately and "B" is the average unit price of the combination product. If such LICENSED PRODUCT is not sold separately, the NET SALES of such combination product shall be negotiated in good faith by the Parties.

            Notwithstanding the foregoing, no transfer of any LICENSED PRODUCT for testing, pre-clinical, clinical or development purposes or as samples shall be considered a sale hereunder for accounting purposes and for payments under Section 4.01 hereof.

         i. "FDA" shall mean the Food and Drug Administration of the United States of America.

         j. "MAJOR MARKET COUNTRY" shall mean the United States of America, Canada, the United Kingdom, France, Germany, and Japan.

         k. "EFFECTIVE DATE" shall mean November 20, 1999.


                               ARTICLE 2 - LICENSE

         2.01 - LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive, sublicensable license under the HEAT TRIGGERED DELIVERY TECHNOLOGY and the PATENT RIGHTS to practice the INVENTIONS and to, directly or indirectly, make, import, export, use, lease, sell or otherwise dispose of LICENSED PRODUCTS for a period of (i) twenty (20) years or (ii) until the full end of the term or terms for which a patent is issued by the U.S. Patent and Trademark Office in respect of the PATENT RIGHTS, whichever is longer, unless sooner terminated as hereinafter provided. With regard to HEAT TRIGGERED DELIVERY TECHNOLOGY, this license shall be world-wide; with regard to PATENT RIGHTS, this license shall extend to the United States of America, MAJOR MARKET COUNTRIES, and DESIGNATED COUNTRIES as defined and specified under ARTICLE 7 hereof.


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         2.02 -  LICENSEE  shall have the right to grant  sublicenses.  Any such sub-licenses shall be subject to the terms of this AGREEMENT. LICENSEE agrees to be responsible for the performance hereunder by its sub-licensees, if any, but not to be a guarantor for such sublicensees. If, for any reason, this AGREEMENT is terminated, LICENSEE hereby agrees to assign all such sublicenses directly to LICENSOR, to the extent permitted by such sublicenses.

         2.03 - It is agreed that, notwithstanding anything to the contrary contained herein, LICENSOR is free to use the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS for its own non-commercial educational, teaching, research and clinical purposes without restriction and without payment of royalties or other fees, provided that LICENSOR discloses in connection with such use that the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENTS RIGHTS are licensed to LICENSEE pursuant to the terms of this AGREEMENT.


         2.04 - If LICENSEE, acting alone or together with any of its officers, directors, employees, agents or sublicensees, makes any modification, enhancement or improvement to the HEAT TRIGGERED DELIVERY TECHNOLOGY and/or the PATENT RIGHTS (the "IMPROVEMENTS") then LICENSEE shall own all right, title and interest in and to such IMPROVEMENTS and shall be responsible for patent and other intellectual property protection thereon.

         2.05 - LICENSOR shall provide reasonable opportunities for LICENSEE'S personnel to have access to DISCLOSERS so that DISCLOSERS can provide training and information with respect to the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS. Once available information concerning HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS has been transmitted to LICENSEE, DISCLOSERS shall be entitled to be compensated by LICENSEE if additional training or consulting is necessary. Such arrangement shall be made between DISCLOSERS and LICENSEE and shall comply with all regulations and policies of LICENSOR governing faculty consulting relationships.


                   ARTICLE 3 - ROYALTIES, RECORDS AND REPORTS

         3.01 - LICENSEE shall pay to LICENSOR a running royalty (i) during the term of this AGRREMENT up to the date on which the U.S. Patent and Trademark Office shall issue a patent in respect of the PATENT RIGHTS, at the rate of [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) of NET SALES of LICENSED PRODUCTS and (ii) during the terms of this Agreement from and after the date on which the U.S. Patent and Trademark Office shall issue a patent in respect of the PATENT RIGHTS at the rate of (Confidential Treatment Requested) percent ([Confidential Treatment Requested]%) of NET SALES of LICENSED PRODUCTS. If LICENSEE demonstrates through written records (i) that it has been necessary to license additional technology from third parties in order to commercialize the LICENSED PRODUCTS (the "NECESSARY TECHNOLOGY") and
(ii) that such additional license for NECESSARY TECHNOLOGY obligates LICENSEE to



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pay  royalties  on NET  SALES of  LICENSED  PRODUCTS  such  that the  aggregates royalties on NET SALES due to third parties exceeds [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) of NET SALES, then LICENSEE shall be permitted to reduce the royalty due LICENSOR under this AGREEMENT by one-half of any such additional royalties payable to third parties in excess of [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%] percent of NET SALES of LICENSED PRODUCTS; provided, however, in no case shall the royalty rate payable by LICENSEE to LICENSOR pursuant to this
Section 3.01 from and after the date on which the U.S. Patent and Trademark Office shall issue a patent in respect of the PATENT RIGHTS, when reduced by any
royalties  due  to  third  parties  for  NECESSARY  TECHNOLOGY,   be  less  than
[Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) of NET SALES.

         3.02 - Beginning with the year that ensues on the second January 1 after the approval of the first LICENSED PRODUCT by the FDA or a comparable regulatory authority in a MAJOR MARKET COUNTRY, LICENSEE shall pay to LICENSOR a minimum annual royalty of [Confidential Treatment Requested]dollars ($[Confidential Treatment Requested]). For avoidance of doubt, this means that should the running royalties due under Section 3.01 hereof for a calendar year not equal [Confidential Treatment Requested] dollars ($[Confidential Treatment Requested]), LICENSEE shall pay to LICENSOR an additional amount so that the total royalties paid to LICENSOR for such calendar year shall be [Confidential Treatment Requested]dollars ($[Confidential Treatment Requested]).

         3.03 - LICENSEE shall render to LICENSOR prior to February 28th and August 31st of each year during the term of this AGREEMENT a written account of the NET SALES of LICENSED PRODUCTS subject to royalty payments hereunder made during the prior six month periods ending December 31st and June 30th, respectively, and shall simultaneously pay to LICENSOR the royalties due on such NET SALES in United States Dollars. Minimum annual royalties, if any, which are due LICENSOR for any calendar year, shall be paid by LICENSEE along with the written report due on February 28 of each year.

         3.04- Specified reports shall be submitted on the forms giving the same information and having substantially the same layout as the sample form in EXHIBIT A of this AGREEMENT.

         3.05 - LICENSEE will make all payments on or before the later of the date required by the terms of this AGREEMENT, or within [Confidential Treatment Requested] ([Confidential Treatment Requested]) days of any invoice date on invoices received from LICENSOR. If LICENSEE has not paid any uncontested amount due to LICENSOR in accordance with this Article 3, LICENSOR shall increase the amount due (in US Dollars) by an annual percentage rate equal to [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) on such unpaid amount. Such increase(s) shall compound monthly until such time as LICENSEE has met the full financial obligation due at the time of the next payment or invoice due date.

         3.06 - LICENSEE shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the royalties payable by it hereunder. Upon [Confidential Treatment Requested] ([Confidential Treatment Requested]) days advance notice by



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LICENSOR,  LICENSEE  shall permit an  independent  Certified  Public  Accountant selected by LICENSOR (except one to whom LICENSEE has some reasonable objection) to have access during ordinary business hours to such of LICENSEE's records as may be necessary to determine, in respect of any quarter ending not more than two (2) years prior to the date of such request, the correctness of any report and/or payment made under this AGREEMENT, provided that such access shall not interfere unreasonably with the business and affairs of LICENSEE, and provided further that such audits are conducted no more than once during each calendar year or portion thereof during the term hereof.

         3.07 - During the term of this AGREEMENT, LICENSEE will submit annual progress reports to LICENSOR by February 28 of each year which discuss the progress and results, as well as ongoing plans, with respect to the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS. LICENSOR shall have the right to request one meeting per year at times and places mutually agreed upon between LICENSOR and LICENSEE to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS; provided, however, that should LICENSOR's personnel be required by LICENSEE to meet with LICENSEE outside of Durham, North Carolina, LICENSEE will reimburse reasonable travel and living expenses for two
(2) individuals incident thereto.


                     ARTICLE 4 - MILESTONE-BASED ROYALTIES

         4.01 - LICENSEE will pay royalties (each, a "MILESTONE-BASED ROYALTY"; collectively, the "MILESTONE-BASED ROYALTIES") to LICENSOR upon the attainment of the commercial milestones specified below by LICENSOR, LICENSEE, an AFFILIATE of LICENSOR or LICENSEE or any other person or entity with whom LICENSEE has formed a DEVELOPMENT ALLIANCE. Unless specifically noted, no MILESTONE-BASED ROYALTIES shall be credited towards other royalties or minimum royalties due to LICENSOR under any other Article of this AGREEMENT:

         a. Execution    of    this    AGREEMENT,     [Confidential    Treatment
            Requested]United    States   Dollars    ($[Confidential    Treatment
            Requested]);

         b. Filing of the first Investigational New Drug (IND) application or comparable foreign application for a LICENSED PRODUCT, [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]);

         c. First demonstration of the efficacy of a LICENSED PRODUCT in a clinical trial using the definition of efficacy determined at the outset of the trial, [Confidential Treatment Requested] United States Dollars ($[Confidential Treatment Requested]);

         d. Filing of the first New Drug Application (NDA), Biologic Licensing Application (BLA) or comparable foreign applications for marketing approval of a LICENSED PRODUCT, [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]);

         e. Approval of the first NDA, BLA or comparable foreign application for marketing approval of a Licensed Product, [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]);


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         f. Approval of each  second,  third and fourth NDA,  BLA or  comparable foreign applications for marketing approval for additional LICENSED PRODUCTS, [Confidential Treatment Requested] United States Dollars ($[Confidential Treatment Requested]);

         g. Approval  of  each  additional   NDA,  BLA  or  comparable   foreign
            application for marketing approval for new indications of an already approved LICENSED PRODUCT:

                second  indication,   [Confidential  Treatment  Requested]United
                      States Dollars($[Confidential Treatment Requested])
                third  indication,   [Confidential  Treatment   Requested]United
                      States Dollars ($[Confidential Treatment Requested])
                fourth  indication,   [Confidential  Treatment  Requested]United
                      States Dollars ($[Confidential Treatment Requested]);

         h. First attainment of total aggregate Net Sales of all LICENSED PRODUCTs of [Confidential Treatment Requested] United States Dollars ($[Confidential Treatment Requested]) in a single calendar year, [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]); and

         i. First attainment of total aggregate Net Sales of all LICENSED PRODUCTS of [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]) in a single calendar year, [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]).

         4.02. a. Notwithstanding anything to the contrary contained herein, LICENSOR and LICENSEE hereby agree that, in lieu of paying any such MILESTONE-BASED ROYALTY in cash, LICENSEE may issue and LICENSOR shall accept shares of the Common Stock of LICENSEE. The number of shares of the Common Stock of LICENSEE to be issued at the time that such MILESTONE-BASED ROYALTY is due and payable with respect to each such MILESTONE-BASED ROYALTY shall be determined by dividing the amount of such MILESTONE BASED ROYALTY by the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the date that such MILESTONE-BASED ROYALTY became due and payable.

                b. Within ten (10) days after the first anniversary of the EFFECTIVE DATE, LICENSEE shall determine, in good faith, the market value of the shares of Common Stock issued by LICENSEE to LICENSOR hereunder as of the first anniversary of the EFFECTIVE DATE (the "FIRST ANNIVERSARY MARKET VALUE") by multiplying the number of shares of Common Stock of LICENSEE issued by LICENSEE to LICENSOR hereunder prior to the first anniversary of the EFFECTIVE DATE by the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the first anniversary of the EFFECTIVE DATE. In the event that the FIRST ANNIVERSARY MARKET VALUE of such shares of Common Stock is less than the aggregate amount of the MILESTONE-BASED ROYALTIES that LICENSEE would have been required to pay to LICENSOR on or before the first anniversary of the EFFECTIVE DATE had LICENSEE chosen to make such MILESTONE -BASED ROYALTIES in cash rather than in shares of Common Stock of LICENSEE (the "AGGREGATE FIRST ANNIVERSARY CASH VALUE") then LICENSEE shall issue to LICENSOR and LICENSOR shall accept additional shares of the Common Stock of LICENSEE, the number of which shall be determined by dividing (i) the difference between the


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AGGREGATE FIRST ANNIVERSARY CASH VALUE and the FIRST ANNIVERSARY MARKET VALUE by
(ii) the average closing price of the Common Stock of LICENSEE during the twenty
(20) trading days immediately preceding the first anniversary of the EFFECTIVE DATE.

                c. Within ten (10) days after the second anniversary of the EFFECTIVE DATE, LICENSEE shall determine, in good faith, the aggregate market value of the shares of Common Stock issued by LICENSEE to LICENSOR hereunder prior to the second anniversary of the EFFECTIVE DATE (the "SECOND ANNIVERSARY AGGREGATE MARKET VALUE"). For the purposes hereof, the "market value" of each share of Common Stock of LICENSEE issued by LICENSEE to LICENSOR pursuant to
Section 4.02(a) hereof with respect to any MILESTONE-BASED ROYALTY due hereunder shall be equal to the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the date that such MILESTONE -BASED ROYALTY became due and payable and the "market value" of each share of Common Stock of LICENSEE issued by LICENSEE to LICENSOR pursuant to
Section 4.02(b) hereof shall be equal to the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the first anniversary of the EFFECTIVE DATE. In the event that SECOND ANNIVERSARY MARKET VALUE of such shares of Common Stock is less than the aggregate amount of the MILESTONE-BASED ROYALTIES that LICENSEE would have been required to pay to LICENSOR on or before the second anniversary of the EFFECTIVE DATE had LICENSEE chosen to pay such MILESTONE-BASED ROYALTIES in cash rather than in shares of Common Stock of LICENSEE (the "Aggregate Second Anniversary Cash Value") then LICENSEE shall issue to LICENSOR and LICENSOR shall accept additional shares of the Common Stock of LICENSEE, the number of which shall be determined by dividing (i) the difference between the AGGREGATE SECOND ANNIVERSARY CASH VALUE and the SECOND ANNIVERSARY MARKET VALUE by (ii) the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the second anniversary of the EFFECTIVE DATE.

                d. In addition, (i) LICENSOR may not sell, transfer or assign any shares of the Common Stock of LICENSEE issued to LICENSOR hereunder as MILESTONE-BASED ROYALTIES on or before the first anniversary of the EFFECTIVE DATE until the first anniversary of the EFFECTIVE DATE and (ii) LICENSOR shall be prohibited from selling, transferring or assigning any shares of the Common Stock of LICENSEE issued to LICENSOR hereunder with respect to milestones during the period commencing on the first anniversary of the EFFECTIVE DATE and ending on the second anniversary of the EFFECTIVE DATE until the second anniversary of the EFFECTIVE DATE.

                e. In the event that, on or before the second anniversary of the EFFECTIVE DATE, (i) LICENSEE forms a subsidiary to which LICENSEE's rights under this AGREEMENT are assigned (the "SUBSIDIARY") and (ii) the SUBSIDIARY undertakes an initial public offering of its Common Stock or otherwise registers its Common Stock with the Securities and Exchange Commission (the "SEC") so as to permit a public trading market to develop for such Common Stock, LICENSOR shall have a one-time right to exchange all or any portion of the Common Stock of LICENSEE which LICENSOR received under this AGREEMENT and which LICENSOR is then holding for shares of the Common Stock of the SUBSIDIARY. Such right may be exercised by LICENSOR's written notice to LICENSEE, to be given not earlier than ninety (90) and not later than one hundred eighty (180) days after the Common Stock of LICENSEE first becomes publicly traded, which notice shall specify the number of shares of the Common Stock of LICENSEE to be so exchanged for Common Stock of the SUBSIDIARY. Within ten (10) days after receipt of such notice (the

"NOTICE DATE"), LICENSEE shall notify LICENSOR of the number of shares of the Common Stock of the SUBSIDIARY which will be issued in such exchange, and shall include in such notification the computation of such number, which computation shall be based on an exchange price which incorporates a thirty percent (30%) discount from the then market price of the Common Stock of the SUBSIDIARY, and which shall be determined in accordance with the following formula:

                    AP x LS divided by .7 (APS) = No. of SS,

         where "AP" means the average closing price of the Common Stock of LICENSEE over the twenty (20) trading days immediately preceding the NOTICE DATE;

         "LS" means the number of shares of the Common Stock of LICENSEE which LICENSOR desires to exchange;

         "APS" means the average closing price of the Common Stock of the Subsidiary over the twenty (20) trading days immediately preceding the NOTICE DATE; and

         "No. of SS" means the number of shares of the Common Stock of the SUBSIDIARY to be issued in exchange for the shares of the Common Stock of LICENSEE being tendered for exchange by LICENSOR.

         Within ten (10) days after notice from LICENSEE, LICENSOR shall deliver a certificate or certificates for the shares of LICENSEE to be exchanged, accompanied by a validly executed stock power and free and clear of all liens, charges and encumbrances, and LICENSEE shall cause the SUBSIDIARY to deliver a certificate for shares of the Common Stock of the SUBSIDIARY, which shares shall be duly and validly issued, fully paid and free and clear of all liens, charges and encumbrances.

                f. In the event that, on or before the second anniversary of the EFFECTIVE DATE, (i) LICENSEE does not form the SUBSIDIARY or (ii) the SUBSIDIARY does not undertake an initial public offering of its Common Stock or otherwise register its Common Stock with the SEC so as to permit a public trading market to develop for such Common Stock, LICENSOR, at its option, may by written notice given to LICENSEE within thirty (30) days after the second anniversary of the EFFECTIVE DATE, require LICENSEE to pay to LICENSOR, within thirty (30) days after receipt by LICENSEE of such notice, the amount of all previously unpaid, unearned MILESTONE-BASED ROYALTIES in shares of the Common Stock of LICENSEE; it being understood, however, that by doing so, LICENSOR waives any and all right it may have pursuant to Section 4.02(e) hereof or otherwise to exchange all or any portion of the Common Stock of LICENSEE which LICENSOR received under this AGREEMENT and which LICENSOR is holding for shares of the Common Stock of the SUBSIDIARY. The number of shares of the Common Stock of LICENSEE to be issued under this Section 4.02(f) shall be determined by dividing the amount of all previously unpaid, unearned MILESTONE-BASED ROYALTIES by the average closing price of the Common Stock of LICENSEE during the twenty (20) trading days immediately preceding the date of receipt by LICENSEE of such notice.

                g. LICENSOR acknowledges that the securities which may be issued under this AGREEMENT are not being initially registered and therefore are "restricted securities" under the federal securities laws inasmuch as they are being acquired from LICENSEE in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT ), or pursuant to an exemption therefrom. In this connection, LICENSOR represents that it is familiar with Rule 144 under the SECURITIES ACT, as presently in effect, and understands the resale limitations imposed thereby and by the SECURITIES ACT. LICENSOR is acquiring the shares of Common Stock subscribed solely for investment purposes and not with a view to a distribution of all or any part thereof. LICENSOR has the financial ability to bear the economic risk of its investment for an indefinite period, and has adequate means of providing for its current needs and anticipated contingencies without reference to the liquidity of the securities which may be issued to it. LICENSOR is a not-for-profit organization with more than ($ Confidential Treatment Requested) in total assets. LICENSOR has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in LICENSEE.

                h. If LICENSEE intends to make an underwritten public offering of its Common Stock solely for cash at any time after the first anniversary of the EFFECTIVE DATE, and files a registration statement in connection therewith, LICENSEE shall, within ten (10) days after the date of such filing, send written notice of such filing, together with a copy of the preliminary prospectus included in such registration statement, to LICENSOR. Upon the written request of LICENSOR to be included in such registration statement as a selling stockholder, given not later than twenty (20) days after receipt of such notice, LICENSEE shall include in such registration statement all or any portion of the shares of Common Stock previously issued by LICENSEE to LICENSOR hereunder, as LICENSOR shall so request. However, if the managing underwriter of such public offering shall express objection to the inclusion of all or part of such shares of Common Stock of LICENSOR in such public offering because of prevailing market conditions or other factors, the amount of such shares of Common Stock of LICENSOR to be so registered in such offering shall be reduced to the level which such managing underwriter deems appropriate in relation to the size of the underwritten offering and the ability of the market to accommodate the sale of such shares of Common Stock of LICENSOR, provided, however, that if any shares of Common Stock are being included in such offering on behalf of any selling stockholders other than LICENSOR, any reduction of offered securities imposed on LICENSOR shall be proportional to any reduction imposed on such other selling stockholders; and further provided that, at the request of the managing underwriter of such public offering, LICENSOR may be required to refrain from selling its shares of Common Stock pursuant to such registration statement for a "lock-up" period of up to nine (9) months after the completion of the public sale of securities offered by LICENSEE in such public offering, on terms no less favorable than those applicable to other selling stockholders.

                Whenever required under this Section 4.02(h) to effect the registration of any securities, LICENSEE shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and, upon the request of LICENSOR, keep such registration statement effective for at least nine (9) months.

                    (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the SECURITIES ACT with respect to the disposition of all securities covered by such registration statement.

                    (iii) Furnish to LICENSOR such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the SECURITIES ACT, and such other documents as they may reasonably request in order to facilitate the disposition of securities owned by them.

                    (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by LICENSOR for the distribution of the securities covered by the registration statement, provided that LICENSEE shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                    (v) In the event of an underwritten public offering,enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to LICENSEE and the managing underwriter of such offering.

                    (vi) Notify LICENSOR promptly after LICENSEE shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

                    (vii) Notify LICENSOR of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

                It shall be a condition precedent to the obligations of LICENSEE to take any action pursuant to the provisions of this Section 4.02(h) that LICENSOR shall furnish to LICENSEE such information in writing regarding itself, the securities held by it, and the intended method of disposition of such securities, as LICENSEE shall reasonably request and as shall be required to effect the registration of such securities. In that connection, LICENSOR shall be required to represent to LICENSEE that all such information which is given is both complete and accurate in all material respects. LICENSOR shall also deliver to LICENSEE a statement in writing that it has a bona fide intention to sell, transfer or otherwise dispose of such securities.

                "Registration Expenses" shall mean all expenses incurred by LICENSEE in complying with the provisions of this Section 4.02(h), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for LICENSEE, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all underwriting discounts, selling commissions and underwriters' expense allowances applicable to the sale of the securities of LICENSOR, and all fees and disbursements of any special counsel or accountant or other expert for LICENSOR. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 4.02(h) shall be borne by LICENSEE, and all Selling Expenses shall be borne by LICENSOR.

                If LICENSOR proposes to distribute its securities through an underwriter, LICENSEE shall enter into an underwriting agreement in customary form with the underwriter or underwriters, provided that the terms thereof shall not be materially less favorable to LICENSEE than those customarily arranged in comparable underwritten offerings.

                LICENSOR shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.02(h).

                Nothing contained herein shall be deemed to limit the rights of LICENSOR to offer or make a public sale of any portion of such securities under Rule 144 of the SEC or any other applicable provisions of federal and state securities laws. Furthermore, if, in the opinion of counsel for LICENSEE, the offering or transfer by LICENSOR in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act under Rule 144 or otherwise, LICENSEE shall not be required to effect any registration of such securities under the Securities Act.

                If, instead of a public offering of securities, LICENSOR shall, at any time, offer or propose to offer all or any part of the securities of LICENSEE which it holds, for sale in an arms-length private transaction, it shall, before completing such transaction, notify LICENSEE of the specific terms and conditions of the intended sale, including the identity of the proposed buyer, and LICENSEE shall have then have the prior right, during a period of thirty (30) days from receipt of such notification, to elect to purchase such securities on the same terms and conditions, such election to be made by notice to LICENSOR within such thirty (30) day period and to be consummated as set forth in such notices.


                       ARTICLE 5- SHARING OF ALLIANCE FEES

         5.01 - Upon execution of a DEVELOPMENT ALLIANCE by LICENSEE with a third party, LICENSEE will pay LICENSOR the greater of [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]) or [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) of the total value of any ALLIANCE FEE received by LICENSEE. Such total value of the ALLIANCE FEE shall mean the value of any cash received by LICENSEE as part of the ALLIANCE FEE added to the cash value of any non-cash consideration received by the LICENSEE as part of the ALLIANCE FEE. If LICENSEE receives non-cash consideration as part of an ALLIANCE FEE, LICENSEE and LICENSOR will negotiate in good faith to determine the cash value of such non-cash consideration.

         5.02 - In the event that LICENSOR becomes a holder of equity in SUBSIDIARY under Article 4.02(e) hereof, the parties will renegotiate the provisions of this Article 5.

                     ARTICLE 6 - DUE DILIGENCE REQUIREMENTS

         6.01 - LICENSEE shall use commercially reasonable efforts to bring LICENSED PRODUCTS to market through a diligent program for exploitation of the PATENT RIGHTS, to develop manufacturing capabilities, and to continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the term of this AGREEMENT.

         6.02 - Within six months of the EFFECTIVE DATE, LICENSEE shall submit to LICENSOR a plan (the "PLAN") for development of LICENSED PRODUCTS. LICENSOR will have the right to review and approve this PLAN so that the PLAN is reasonably acceptable to LICENSOR. Once approved, this PLAN will be used to determine if LICENSEE is making acceptable progress to commercialize LICENSED PRODUCTS. Any proposed changes in the PLAN will be discussed by LICENSOR and LICENSEE and must be reasonably acceptable to both parties.

         6.03 - Within six-months of the time that LICENSEE or LICENSOR demonstrates in an animal model reasonably acceptably to both parties that a candidate LICENSED PRODUCT has efficacy in treating a disease or altering a physiological process in a useful way, LICENSEE shall present to LICENSOR a development plan outlining how the LICENSEE intends to develop the LICENSED PRODUCT from the candidate. Said development plan shall include evidence that LICENSEE has made arrangements for production of GMP grade material for use in clinical trials and for studies of toxicity that will be carried out under protocols that meet all standards for approval by the FDA or a comparable regulatory agency in a foreign country.

         6.04 - LICENSEE agrees to use commercially reasonable efforts to develop a sublicensing program to effect commercialization of LICENSED PRODUCTS that the LICENSEE decides not to exploit on its own.

         6.05 - During the term of this AGREEMENT, LICENSEE will submit annual progress reports to LICENSOR with the royalty report due pursuant to Article 3 hereof by February 28 of each year which discuss the progress and results, as well as ongoing plans, with respect to the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS.

         6.06 - LICENSEE shall support pre-clinical and clinical research at Duke University to develop LICENSED PRODUCTS. The nature and scope of these research projects shall be determined in good faith between the parties. Such research support shall begin no later than November 20, 1999 and shall continue for no less than sixteen (16) months from such date. LICENSEE agrees to commit no less than an aggregate of [Confidential Treatment Requested]United States Dollars ($[Confidential Treatment Requested]) to total direct and indirect costs of such preclinical and clinical studies within said sixteen month period. The details of the research projects and the timing of such funding by LICENSEE will be embodied in appropriate non-clinical and clinical research agreements between LICENSEE and LICENSOR.

         6.07 - LICENSOR may terminate this AGREEMENT or convert this AGREEMENT to a non-exclusive AGREEMENT if LICENSEE fails to meet any of the commercialization milestones in this Article 6 after notice and opportunity to cure as specified under Section 10.03 hereof.

       ARTICLE 7 - PATENT PROSECUTION, EXPENSES, DEFENSE, AND INFRINGEMENT

         7.01 - Subsequent to the EFFECTIVE DATE of this AGREEMENT, LICENSOR shall continue to have sole responsibility for filing, prosecuting and maintaining appropriate patent protection in the United States and in those MAJOR MARKET COUNTRIES where patent protection is available for the PATENT RIGHTS, and all of the expenses of such protection shall be paid by LICENSOR. LICENSOR shall keep LICENSEE advised as to the prosecution of such applications by forwarding to LICENSEE copies of all official correspondence relating thereto. LICENSEE agrees to cooperate with LICENSOR in the prosecution of the U.S. Patent Applications to insure that the application reflects, to the best of LICENSEE'S knowledge, all items of commercial and technical interest and importance. All final decisions with respect to the prosecution of said application are reserved to LICENSOR.

         7.02 - Subsequent to the EFFECTIVE DATE of this AGREEMENT, LICENSEE shall designate the foreign countries ("DESIGNATED COUNTRIES") other than MAJOR MARKET COUNTRIES, if any, in which LICENSEE desires patent protection, and
LICENSOR agrees to proceed to seek patent protection in such DESIGNATED COUNTRIES. LICENSEE shall be responsible for reimbursing LICENSOR for foreign patent expenses incurred in perfecting patent protection in DESIGNATED COUNTRIES. LICENSOR may elect to seek patent protection in countries not so designated by LICENSEE, in which case LICENSOR shall be solely responsible for all expenses attendant thereto; however, in such instances LICENSEE shall forfeit its rights under this AGREEMENT as to those countries.

         7.03 - Section 7.01 of this AGREEMENT not withstanding, LICENSEE shall reimburse LICENSOR for all out-of-pocket legal expenses incurred in the prosecution and maintenance of PATENT RIGHTS in the United States of America, in MAJOR MARKET COUNTRIES, and in DESIGNATED COUNTRIES, according to the following schedule:

         a. Within thirty (30) days after the EFFECTIVE DATE of this AGREEMENT, a sum equal to the amount of all unreimbursed expenses incurred by LICENSOR in the prosecution of PATENT RIGHTS; and

         b. Subsequent to the EFFECTIVE DATE of this Agreement, LICENSOR shall invoice LICENSEE for additional patent expenses as they are incurred, and LICENSEE shall reimburse LICENSEE within thirty (30) days of being invoiced.

         7.04 - LICENSEE and LICENSOR shall give prompt notice to each other of each claim or allegation received by it that the manufacture, use or sale of LICENSED PRODUCTS constitutes a significant infringement of a third party patent or patents. LICENSEE shall have the primary right and responsibility at its own expense to defend and control the defense of any such claim against LICENSEE, by counsel of its choosing. The settlement of any such actions must be approved by

LICENSOR, which approval may not be unreasonably withheld. LICENSOR agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending or prosecuting such action. Notwithstanding the foregoing, LICENSOR shall in its sole discretion and at its sole cost, be entitled to participate through counsel of its own choosing in any such action.

         7.05 - Upon learning of the infringement of HEAT TRIGGERED DELIVERY TECHNOLOGY or PATENT RIGHTS by a third party, the party learning of such infringement shall promptly inform the other party in writing of that fact along with any evidence available pertaining to the infringement. LICENSEE may at its own expense take whatever steps are necessary to stop the infringement and recover damages. In such case, LICENSEE will keep LICENSOR informed of the steps taken and the progress of any legal actions taken. Any award granted to LICENSEE by a court or in settlement for lost sales, less any reasonable attorney's fees, shall be considered as NET SALES by the LICENSEE, and LICENSEE shall pay royalties on such an awards as specified under Section 3.01 hereof. LICENSEE will pay to LICENSOR [Confidential Treatment Requested] percent ([Confidential Treatment Requested]%) of any punitive damages awarded during an infringement action or settlement that are in excess of legal expenses incurred by LICENSEE in enforcing its rights to the HEAT TRIGGERED DELIVERY TECHNOLOGY or the PATENT RIGHTS. If LICENSEE does not undertake, within sixty (60) days of notice, to enforce its rights to the HEAT TRIGGERED DELIVERY TECHNOLOGY or the PATENT RIGHTS against the infringing party, the LICENSOR shall have the right, at its own expense to take whatever steps are necessary to stop the infringement and recover damages, and shall be entitled to retain damages so recovered.


                   ARTICLE 8 - GOVERNMENT CLEARANCE AND EXPORT

         8.01 - LICENSEE agrees to use its best efforts to have LICENSED PRODUCTS cleared for marketing in those countries in which LICENSEE intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. To accomplish said clearances at the earliest possible date, LICENSEE agrees to file, according to the usual practice of LICENSEE, any necessary data with said government agencies. Should LICENSEE terminate this AGREEMENT, LICENSEE agrees to assign its full interest and title in such market clearance application, including all data relating thereto, to LICENSOR at no cost to LICENSOR.

         8.02 - This agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.


                   ARTICLE 9 - PUBLICATION AND CONFIDENTIALITY

         9.01 - LICENSEE agrees that the right of publication of the invention and said HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS shall reside in the inventor and other staff of LICENSOR. The LICENSOR shall use its best efforts to provide a copy of such publication forty-five (45) days in advance of such submission for review by LICENSEE so that LICENSEE can advise LICENSOR on issues relating to patent protection, but such review will be in no way construed as a right to restrict such publication. LICENSEE shall also have the right to publish and/or co-author any publication on the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS based upon data developed by LICENSEE according to usual academic procedures.

         9.02 - Each party shall keep confidential and not disclose, directly or indirectly, for a period of [Confidential Treatment Requested] ([Confidential Treatment Requested]) years from the date of disclosure, and shall not use for the benefit of itself of any other individual or entity any CONFIDENTIAL INFORMATION of the other, except with the prior written approval of the disclosing party (the "DISCLOSING PARTY"). "CONFIDENTIAL INFORMATION" means any trade secrets or confidential, propriety information, whether written, oral, digital or other form, which is unique, confidential or proprietary to the DISCLOSING PARTY, including but not limited to, the applicable HEAT TRIGGERED DELIVERY TECHNOLOGY, PATENT RIGHTS, LICENSED PRODUCTS and any other materials or in formation related to the business or activity of the DISCLOSING PARTY which is not generally known to others engaged in similar businesses or activities. Information disclosed in written media shall be clearly marked "CONFIDENTIAL" in order to be entitled to protection as CONFIDENTIAL INFORMATION. Information disclosed orally or in other media shall be considered CONFIDENTIAL INFORMATION only if the information is reduced to a written summary by the DISCLOSING PARTY, and if said written summary is marked "CONFIDENTIAL" and sent to the party receiving the disclosure within thirty (30) days of the date of disclosure. The recipient of such CONFIDENTIAL INFORMATION has no confidentiality obligation hereunder with respect to CONFIDENTIAL INFORMATION that (a) was in the possession of, or was rightfully known, by such recipient without a confidentiality obligation prior to receipt of such CONFIDENTIAL INFORMATION from the DISCLOSING PARTY; (b) is, or becomes, generally known to the public without violation of this AGREEMENT; (c) is retained by such recipient in good faith from a third party having the right to disclose such CONFIDENTIAL INFORMATION without a confidentiality obligation; (d) is independently developed by such recipient without the participation of individuals who have had access to the CONFIDENTIAL INFORMATION; or (e) is required to be disclosed by law or government authority, provided such recipient provides the DISCLOSING PARTY with reasonable advance written notice.


                      ARTICLE 10 - DURATION AND TERMINATION

         10.01 - This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the life of the last-to-expire of the patents and patent applications included in the PATENT RIGHTS.

         10.02 - LICENSEE may terminate this AGREEMENT at any time by giving LICENSOR written notice at least three (3) months prior to such termination, and thereupon terminate the manufacture, use or sale of LICENSED PRODUCTS.

         10.03 - Except as provided above, if either party fails to fulfill any of its obligations under this AGREEMENT, the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of this AGREEMENT. The party receiving notice of the breach will have the opportunity to cure that breach within ninety (90) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the ninetieth (90th) day after receipt of notice. A party's ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this AGREEMENT, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this AGREEMENT upon proper notice.

         10.04 - Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party upon written notice of same to that other party.

         10.05 - Upon the  termination  of this  AGREEMENT,  LICENSEE may notify
LICENSOR of the amount of LICENSED PRODUCT LICENSEE then has on hand and LICENSEE shall then have a license to sell that amount of LICENSED PRODUCT, but no more, provided LICENSEE shall pay the royalty thereon at the rate and at the time provided for.

         10.06 - If during the term of this AGREEMENT, LICENSEE shall become bankrupt or insolvent or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by the voluntary act of LICENSEE or otherwise, or if LICENSEE shall cease to exist as an active business, this AGREEMENT shall immediately terminate.


                           ARTICLE 11 - LAW TO GOVERN

         11.01 - This AGREEMENT shall be construed and enforced in accordance with the laws of the State of North Carolina.


                              ARTICLE 12 - NOTICES

         12.01 - Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

LICENSOR
--------
Office of Science and Technology
Duke University
Room 230, North Building
Box 90083
Durham, NC  27708

cc:

Office of the University Counsel
Duke University
2400 Pratt Street, Suite 4000
Durham, NC 27710

LICENSEE
--------
Celsion Corporation
10220-1 Old Columbia Road
Columbia, MD 21046-1705

cc:

Bresler Goodman & Unterman, LLP
521 Fifth Avenue
New York, NY  10175
Attention:  Kevin J. Lake, Esq.




                             ARTICLE 13 - ASSIGNMENT

         13.01 - This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However,

LICENSEE may not assign its rights in this AGREEMENT without approval by LICENSOR, such approval not to be unreasonably withheld. Notwithstanding the foregoing, the LICENSEE may assign its rights under this AGREEMENT, without the consent of the LICENSOR, to (i) the SUBSIDIARY referred to in Section 4.02 hereof and (ii) a third party which acquires all or substantially all of its assets.


           ARTICLE 14 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS

         14.01 - Except for intellectual property infringement, LICENSEE agrees to indemnify, hold harmless and defend LICENSOR, its officers, and directors, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of the exercise of the license granted hereunder; provided, however, that LICENSEE shall not be responsible for the negligence or intentional wrong doing of LICENSOR.

         14.02 - LICENSEE shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under paragraph 14.01 above. LICENSOR shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

         14.03 -NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE HEAT TRIGGERED DELIVERY TECHNOLOGY AND PATENT RIGHTS. LICENSOR SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

                a.  the production, use, or sale of any LICENSED PRODUCT;

                b. the use of any HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS; or

                c. any advertising or other promotional activities with respect to any of the foregoing.

         14.04 - Notwithstanding the foregoing, LICENSOR hereby represents as follows: (i) to the best of its knowledge, LICENSOR has the legal power and authority to extend the rights granted to LICENSEE in this AGREEMENT and that it has not made any commitments to others inconsistent with or in degradation of such rights; and (ii) LICENSOR is not aware of any pending or threatened litigation involving any of the HEAT TRIGGERED DELIVERY TECHNOLOGY or PATENT RIGHTS licensed hereunder, and that, to its best knowledge, neither the HEAT TRIGGERED DELIVERY TECHNOLOGY nor PATENT RIGHTS are subject to any third party infringement claims.

         14.05 - Neither party hereto is an agent of the other party for any purpose whatsoever.

         14.06 - LICENSOR represents that to the best of its knowledge the HEAT TRIGGERED TECHNOLOGY releases agents under the conditions specified in PATENT RIGHTS.

         14.07 - LICENSOR agrees that, with respect to the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS, it will not assert against LICENSEE, or its vendees, mediate or immediate, any claim for infringement based on the manufacture, use or sale of any apparatus or product made or sold by LICENSEE under the license granted in this AGREEMENT upon which royalty has been paid in accordance with the provisions of this AGREEMENT.


                       ARTICLE 15 - USE OF A PARTY'S NAME

         15.01 - Neither party will, without the prior written consent of the other party:

                a. use in advertising, publicity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or

                b. represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.


                  ARTICLE 16 - SEVERANCE, WAIVER AND ALTERATION

         16.01 - Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

         16.02 - The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

         16.03 - Any alteration, modification, or amendment to this AGREEMENT must be in writing and signed by both parties.

                               ARTICLE 17 - TITLES

         17.01 - All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.


                        ARTICLE 18 - ENTIRE UNDERSTANDING

         18.01 - This AGREEMENT represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the FIELD, including the HEAT TRIGGERED DELIVERY TECHNOLOGY and PATENT RIGHTS.

         IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the date and year first above written.


SEAL                               DUKE UNIVERSITY

                                   By:   /s/Gordan O. Williams
                                         ---------------------
                                         Gordon O. Williams
                                         Vice Dean, Finance &  Administration


SEAL                               CELSION CORPORATION

                                   By:   /s/Augustine Y. Cheung
                                         ----------------------
                                         Augustine Y. Cheung
                                         Chairman of the Board




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